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                                                                      EXHIBIT 99

List of Pending Cases

          There are no pending smoking and health proceedings in which Registrant has been named as a defendant other than those previously reported in
Exhibit 99 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

List of Terminated Cases

          No smoking and health proceedings to which Registrant is a party have been terminated that have not been previously reported as such.